                                                                    Exhibit 10.1

                            ASSET PURCHASE AGREEMENT

     ASSET PURCHASE AGREEMENT  ("Agreement") made the 1st day of October,  2004, by and between NuCO2 Inc., a Florida  corporation  having its principal place of business at 2800 SE Market Place,  Stuart,  Florida 34997 ("Purchaser") and Pain
Enterprises, Inc., an Indiana corporation having its principal place of business at 101 Daniels Way, Bloomington, Indiana 47404 ("Seller").

     WHEREAS,  Seller is engaged in the  business of leasing or renting bulk CO2 cylinders and supplying liquid and gaseous CO2 to retail  establishments for use in the  carbonation  of  fountain  beverages  at such  bulk CO2  customers  (the
"Business");

     WHEREAS,  Purchaser  is engaged in the  business  of,  among other  things, leasing or renting bulk CO2 cylinders  and  supplying  liquid and gaseous CO2 to retail establishments for use in the carbonation of fountain beverages;

     WHEREAS, Seller desires to sell, and Purchaser desires to purchase, certain assets of Seller  described  in this  Agreement  relating to the Business on the terms and conditions stated herein; and

     WHEREAS,  in connection  with the asset purchase  transaction  set forth in this  Agreement,  Purchaser will enter into a  non-competition  agreement in the form attached  hereto as Exhibit A (the  "Non-Compete")  on the date hereof with
John F. Pain (the "Principal");

     NOW,  THEREFORE,  for  Ten  Dollars  ($10)  and  other  good  and  valuable consideration,  the receipt and sufficiency of which are acknowledged by each of the parties, Seller and Purchaser agree as follows:

     1.  SALE OF  ASSETS.  (a)  Subject  to the  terms  and  conditions  of this
Agreement,  on October 1, 2004,  or such other date as the  parties  shall agree
(the "Closing Date"), Seller shall sell, transfer and assign to Purchaser,  free and clear of all liens and  encumbrances  of any kind,  the following  assets of
Seller  described  below used by Seller in the Business  except for the Excluded
Assets (as hereinafter defined) (the "Assets"):

               (i) the bulk CO2  cylinders  listed on EXHIBIT B hereto  owned by
Seller and leased or rented to customers  together with all fill boxes,  piping, lines and fittings,  which EXHIBIT B shall include the location, size and serial numbers of such bulk CO2 cylinders (the "Bulk CO2 Cylinders");

               (ii) the contracts or accounts with customers listed on EXHIBIT C hereto for the lease or rental of the Bulk CO2 Cylinders and the purchase of CO2
(the "Bulk CO2 Cylinder Accounts");

               (iii) the bulk CO2 cylinders  listed on EXHIBIT D hereto owned by
Seller  and held in  Seller's  inventory,  which  EXHIBIT  D shall  include  the location,  size and serial  numbers of such bulk CO2 cylinders  (the  "Inventory
Bulk CO2 Cylinders");

               (iv) the contracts or accounts with customers listed on EXHIBIT E hereto  for the  purchase  of CO2 to fill bulk CO2  cylinders  (the  "Fill  Only
Accounts");

               (v) the high pressure  backup  systems listed on EXHIBIT F hereto owned by Seller and leased or rented to customers, which EXHIBIT F shall include the location and serial numbers of such high pressure  backup systems (the "High
Pressure Backup Systems");

               (vi) the vehicles, delivery units and equipment listed on EXHIBIT
G hereto owned by Seller,  which  Exhibit G shall  include the  location,  make, model and vehicle identification numbers of such vehicles (the "Vehicles");

               (vii)  the bulk CO2  cylinder  refurbishing  equipment  and parts inventory  listed  on  EXHIBIT  R hereto  owned  by  Seller  (the  "Refurbishing
Equipment");

               (viii) all of Seller's  service  records  with regard to the Bulk
CO2 Cylinders,  the Inventory Bulk CO2  Cylinders,  bulk CO2 cylinders  owned by customers of the Business to which  Seller  distributes  and sells CO2, the High
Pressure Backup Systems and the Vehicles (the "Service Records");

               (ix) all goodwill,  and all files and other  records  relating to the Business and the Assets,  including,  without  limitation,  all route lists, customer CO2 usage  records,  bulk CO2 systems rental  registers,  high pressure cylinder  rental  registers,  customer  lists  and  customer  payment  histories relating to the Business; and

               (x) all other assets of Seller, tangible or intangible,  directly used in the Business, other than the Excluded Assets.

          (b)  EXCLUDED  ASSETS.   All  accounts   receivable,   cash  and  cash
equivalents of Seller  pertaining to the Business as of the Closing Date and all assets of Seller used by Seller in the conduct of its stand-alone  high pressure
CO2 beverage carbonation business and any other business other than the Business
(the  "Excluded  Assets")  shall be retained by Seller and shall not  constitute part of the Assets sold to Purchaser hereunder.

          (c)   NON-ASSIGNMENT  OF  CERTAIN  ASSETS.  To  the  extent  that  the assignment hereunder of any of the Assets shall require the consent of any other party (or in the event that any of the same  shall be  nonassignable)  (each,  a
"Consent Contract"), neither this Agreement nor any action taken pursuant to its provisions  shall  constitute  an  assignment  or an agreement to assign if such assignment or attempted assignment would constitute a breach thereof;  provided, however,  that in each such case,  Seller  shall use its good  faith  efforts to obtain the consents of such other party to an  assignment  to Purchaser  without being  obligated  to pay any fees or to make any other  payments to any party to obtain any such  consents.  If such  consent is not  obtained,  (i) such Consent
Contract shall not be deemed  assigned at Closing,  (ii) Purchaser  shall act as
Seller's agent to perform Seller's obligations  thereunder and shall so perform, and (iii) Seller, at Purchaser's expense,  shall cooperate with Purchaser in any reasonable  arrangement  designed to provide for  Purchaser the full benefits of any such Consent Contract including,  without limitation,  enforcement,  for the account and benefit of  Purchaser,  of any and all rights of Seller  against any other person with respect to any such Consent  Contract.  When such  consents to the  transfer,  conveyance  and  assignment  of a  Consent  Contract  have  been obtained,  if ever,  such Consent  Contract  shall  thereupon  automatically  be transferred,  conveyed  and  assigned  to  Purchaser,  and the  obligations  and liabilities of Seller under such Consent Contract shall  automatically  cease to be excluded from the Assignment and  Assumption  (referenced in Section  6(b)(i)
hereof) by reason of this Section  1(c),  without the payment of any  additional consideration.

     2.  PURCHASE  PRICE.  (a) Subject to adjustment as provided in Section 2(b)
herein,  the purchase price for the Assets and the Non-Compete  shall be Fifteen
Million Four Hundred Thousand Dollars  ($15,400,000) (the "Purchase Price"). The
Purchase Price  reflects a credit of $100,000  representing a prior payment made by Purchaser to Seller in accordance with the Letter of Intent, dated August 24,
2004 between Seller and Purchaser.

          (b) If prior to February  1, 2005,  Purchaser  determines  that on the
Closing Date it acquired  fewer than (i) 6,950 Bulk CO2  Cylinders  (the "Agreed
Upon Number of Bulk CO2 Cylinders"),  (ii) 6,950 Bulk CO2 Cylinder Accounts (the
"Agreed Upon Number of Bulk CO2 Cylinder  Accounts"),  (iii) 709 Inventory  Bulk
CO2 Cylinders (the "Agreed Upon Number of Inventory Bulk CO2 Cylinders") or (iv)
2,817 Fill Only Accounts (the "Agreed Upon Number of Fill Only Accounts"),  then on February 4, 2005,  Seller shall pay to Purchaser (y) the sum of Seven Hundred
Dollars ($700) multiplied by the number of Bulk CO2 Cylinders and Inventory Bulk
CO2  Cylinders  acquired by Purchaser  fewer than the Agreed Upon Number of Bulk
CO2 Cylinders and Agreed Upon Number of Inventory Bulk CO2 Cylinders and (z) the
sum of Five Hundred Dollars ($500) multiplied by the number of Bulk CO2 Cylinder
Accounts and Fill Only Accounts acquired by Purchaser fewer than the Agreed Upon
Number  of Bulk CO2  Cylinder  Accounts  and  Agreed  Upon  Number  of Fill Only
Accounts  (collectively,  the "Adjustment"),  provided that  notwithstanding the
foregoing,   unless  the  Adjustment   exceeds  Five  Hundred  Thousand  Dollars
($500,000) (the "Basket"),  Seller shall not pay to Purchaser the Adjustment and then shall pay the Adjustment only to the extent that the Adjustment exceeds the
Basket.

          (c) Seller and Purchaser  hereby agree that the Purchase Price for the
Assets and the Non-Compete shall be allocated for purposes of this Agreement and for federal,  state and local tax purposes as set forth on Internal Revenue Form
8594 (the  "Allocation  Form") and attached as EXHIBIT H hereto.  Purchaser  and
Seller shall file all federal,  state and local tax returns,  including Internal
Revenue  Form  8594,  in  accordance  with  the  allocation  set  forth  in such
Allocation Form.

     3. PAYMENT OF PURCHASE PRICE. (a) Purchaser shall pay the Purchase Price to
Seller and the Principal on the Closing Date in immediately  available  funds by wire transfer, or by certified or bank check.

          (b)  On the  Closing  Date,  Seller  and  Purchaser  shall  make  such customary  pro-rated  adjustments  as are  reasonably  required  relating to the
Assets,  including,  but not limited to,  adjustments for prepaid rent under any
Bulk CO2 Cylinder Account transferred to Purchaser pursuant to the terms hereof, for  property  taxes on the Assets and for  customer  deposits  as  provided  in
Section 4 hereof.

     4.  LIABILITIES.  (a) Except with respect to the Bulk CO2 Cylinder Accounts and Fill Only Accounts  assigned by Seller to  Purchaser,  with respect to which
Purchaser shall assume the  obligations of Seller  thereunder from and after the
Closing Date only,  Purchaser will not assume any  liabilities or obligations of
Seller  of  any  kind,  including,  without  limitation,  any  accounts  payable administrative  claims and  contracts  of Seller,  except that if Seller holds a deposit  in respect  of any  account  of a customer  listed on EXHIBIT I hereto,
Purchaser  shall  assume such  deposit  liabilities  based upon a payment on the
Closing  Date from Seller to  Purchaser  equal to the  aggregate  amount of such deposits.  Seller  represents and warrants that the only such customer  deposits are those set forth on EXHIBIT I hereto.

          (b) Seller shall  terminate the employees of Seller in the Business as listed on EXHIBIT J hereto (the  "Employees")  on the Closing  Date and shall be responsible for all costs of any kind relating to such  termination,  including, but not limited to, severance pay, pension benefits, employee benefits, vacation and holiday  benefits,  sick pay and accrued  bonuses and Purchaser  shall offer employment to each of the Employees (provided that each such Employee desires to be employed by  Purchaser).  Seller shall retain  responsibility  for any claims under its health insurance  policies made by Employees  arising out of insurable losses  incurred or claims accrued on or prior to the Closing Date.  Each of the

Employees, upon acceptance of Seller's offer of employment, is to be employed on an "at will"  basis.  The  current  compensation  (salary,  bonus,  etc.) of the
Employees is included in Exhibit J.

     5. CLOSING. The closing (the "Closing") of the transaction  contemplated by this  Agreement  shall take place on the  Closing  Date at the offices of Olshan
Grundman Frome Rosenzweig & Wolosky LLP, 65 East 55th Street, New York, New York
10022.

     6.  DELIVERIES  AT CLOSING.  (a) At the Closing,  Seller  shall  deliver to
Purchaser the following:

               (i) a Bill of Sale and Assignment, in the form attached hereto as
EXHIBIT K, conveying all of the Assets including,  without limitation,  the Bulk
CO2 Cylinders, the Bulk CO2 Cylinder Accounts, the Inventory Bulk CO2 Cylinders,
the Fill Only Accounts,  the High Pressure  Backup  Systems,  the Vehicles,  the
Refurbishing Equipment and the Service Records;

               (ii)  counterparts,   duly  executed  by  the  Principal  of  the
Non-Compete (attached as EXHIBIT A hereto);

               (iii) true and  complete  copies of the written Bulk CO2 Cylinder
Accounts and Fill Only Accounts;

               (iv) the Inventory  Bulk CO2 Cylinders at a mutually  agreed upon site;

               (v) the  Vehicles  at a mutually  agreed upon site and the titles thereto  duly  executed by Seller  along with a bill of sale for each Vehicle in form acceptable for transfer of each Vehicle by the Department of Motor Vehicles of the appropriate State;

               (vi) the Refurbishing Equipment at a mutually agreed upon site;

               (vii) the Service Records;

               (viii) all other property  constituting  part of the Assets to be sold, transferred and assigned to Purchaser pursuant to this Agreement;

               (ix) an opinion of  counsel to Seller  substantially  in the form attached hereto as EXHIBIT L;

               (x) a receipt for payment of the Purchase Price; and

               (x) a letter to the  customers  of  Seller  in the form  attached hereto as EXHIBIT M executed by its Chairman.

          (b) At the Closing, Purchaser shall deliver to Seller the following:

               (i) an Assignment and Assumption of the written Bulk CO2 Cylinder
Accounts and Fill Only Accounts in the form attached hereto as Exhibit N;

               (ii) the Purchase Price; and

               (iii) a letter to the  customers  of Seller in the form  attached hereto as Exhibit O executed by its Chief Operating Officer.

          (c) The parties shall  jointly mail the letter  attached as Exhibits M and O to customers of Seller on the Closing Date.

     7. Representations and Warranties of Seller to Purchaser.  As an inducement for Purchaser to enter into and perform its  obligations  under this  Agreement, except for the  exceptions  set forth on the  Schedule  of  Exceptions  attached hereto as Schedule A and furnished to Purchaser,  which  exceptions shall not be deemed to be  representations  and  warranties  as made  herein,  Seller  hereby represents and warrants to Purchaser, which representations shall be deemed made as of the Closing Date that:

          (a) Seller is a corporation  duly organized,  validly  existing and in good standing under the laws of the State of Indiana,  has full corporate  power and  authority  to own,  operate  and lease its  properties  and to carry on the
Business  as now  being  conducted,  and is duly  qualified  or  licensed  to do business and is in good standing as a foreign  corporation in every jurisdiction in which the conduct of the  Business or the  ownership or leasing of the Assets requires it to be so qualified  or  licensed,  except where the failure to be so qualified or licensed, would not have a material adverse effect on the Business.

          (b) The  execution  and  delivery  of  this  Agreement  and the  other instruments  of  transfer  and  assignment  delivered  by  Seller  to  Purchaser hereunder have been duly and validly  authorized by all necessary  action on the part of Seller,  and this Agreement and such  instruments  constitute  valid and legally  binding  obligations  of Seller  enforceable  in accordance  with their respective  terms except as  enforceability  may be limited by the United States
Bankruptcy Code, as amended,  or other laws affecting  creditor rights generally and except as the  application  of equitable  principles  may limit the right to specific performance or other equitable remedies.

          (c) As of the date hereof, Seller has good and marketable title to all of the Assets being sold hereunder  free and clear of any liens or  encumbrances of any kind.  Simultaneously  with the execution and delivery of this Agreement,
Seller  has  conveyed  to  Purchaser,  and  Purchaser  has  acquired,  good  and marketable title to the Assets,  free and clear of all liens and encumbrances of any kind.  No third  party  has the right to  receive  any  payments  or fees in respect of the Assets.  Each of the Bulk CO2 Cylinders  and Inventory  Cylinders
was, when purchased,  accompanied by a Form U-1A  Manufacturer's Data Report for
Pressure  Vessels  in  accordance  with  specifications  issued by the  American
Society of Mechanical Engineers respecting that pressure vessel.

          (d) The gross revenue earned by Seller from the Business, exclusive of taxes and revenue from the Excluded Assets, was not less than $9,500,000 for the
12 month period ended August 31, 2004 (the "2004  Revenue").  Since September 1,
2004 there has been no material adverse change in the 2004 Revenue. In addition, no customer of Seller who accounted for more than 5% of the 2004 Revenue has:

               (i) cancelled, suspended or otherwise terminated its relationship with Seller or has given written or oral notice to Seller of such; or

               (ii) has  decreased,  or given  written or oral  notification  to
          Seller  that  such  customer  intends  to  decrease  the level of such business with Seller.

          (e) The general ledgers,  books of account and other records of Seller in respect of the  Business  are  complete  and correct in all respects and have been maintained in accordance  with good business  practices and on a consistent basis from period to period reflected therein.

          (f) There are no clams, actions, suits,  proceedings or investigations pending or, to the best  knowledge  of Seller,  threatened  against or affecting
Seller with  respect  solely to the  Business or the Assets  before any federal, state,  local or foreign court or other governmental body. Seller is not subject to or in default with respect to any judgment, order, writ, injunction or decree or any governmental  restriction,  which relates to or restricts the transfer of the Assets to Purchaser or the operation of the Business by Purchaser.

          (g) Seller has all  requisite  corporate  power and authority to enter into this  Agreement  and the  other  instruments  of  transfer  and  assignment delivered by Seller to Purchaser hereunder, perform its obligations hereunder or thereunder and to consummate the  transactions  contemplated  hereby and thereby without the  approval or consent of any  governmental  authority  or other third party.

          (h)  Neither  the  execution,  consummation  and  performance  of this
Agreement  and the other  instruments  of transfer and  assignment  delivered by
Seller  to  Purchaser   hereunder,   nor  the  consummation  by  Seller  of  the
transactions  contemplated  hereby or thereby  conflicts  with or  violates  (i)
Seller's  Certificate of  Incorporation  or Bylaws,  (ii) any federal,  state or local  statute,  law or  regulation  or (iii) any contract or agreement to which
Seller or any of Seller's Affiliates is a party (for purposes of this Agreement,
"Seller's   Affiliates"  shall  mean  any  entities,   directly  or  indirectly,
controlling, controlled by, or under common control with Seller).

          (i) To the best of the knowledge of Seller:

               (i) Seller has  obtained  all permits and  licenses and filed all documents which are required to be obtained or filed by Seller for the operation of the Business under federal, state and local laws relating to pollution or protection of the environment;

               (ii) Seller is in  compliance  in all material  respects with all
          terms  and   conditions  of  such  required   permits,   licenses  and
          authorizations  relating to pollution or protection of the environment that affect the Business or the Assets;

               (iii) Seller is in compliance  in all material  respects with all other applicable limitations,  conditions, standards, requirements and schedules  contained  in those laws or  contained  in any  regulation, code,  order,  decree,  judgment,  notice  or  demand  letter  issued, entered,  promulgated  or approved  thereunder,  and has not  received notice of any violation thereof relating to pollution or protection of the environment that affects the Business or the Assets; and

               (iv)  Except  for  compliance   with  SARA  Title  III  reporting
          requirements, there are no currently existing Environmental Conditions with respect to the Business or the Assets.

          For purposes of this Section 7(i), these terms shall have the meanings set forth below:

          "Hazardous  Substances" include any pollutants,  dangerous substances, toxic substances,  hazardous materials or hazardous  substances as defined in or pursuant to the Comprehensive Environmental Response, Compensation and Liability

ct, 42 U.S.C.  ss.9601, et seq., as amended (CERCLA),  the Resource Conservation and Recovery ct, 42 U.S.C.  ss.6901,  et seq., as amended (RCRA), or any similar laws of any  state in which  the  Business  is  operated,  as well as any  other applicable environmental ordinance, rule or regulation.

          "Release"  means  releasing,   spilling,  leaking,  pumping,  pouring,
emitting, emptying, discharging, injecting, escaping, disposing or dumping;

          "Notice"  means  any  summons,  citation,   directive,  order,  claim,
litigation, investigation,  proceeding, judgment, letter or other communication, written or oral,  actual or  threatened,  from the United  States  Environmental
Protection  Agency  ("USEPA") or other similar agency or department of any state in which the  Business is operated or other  federal,  state or local  agency or authority  or any other entity or any  individual  concerning  any  intentional, unintentional act or omission which has resulted or may result in the Release of
Hazardous Substances into the waters or onto the lands of any State in which the
Business is operated,  or into waters outside the  jurisdiction  of any State in which the Business is operated,  or into the "environment,"  from or on property of Seller,  and shall include the  imposition of any lien on property of Seller, pursuant  to any  violation  of  federal,  state  or local  environmental  laws, ordinances,  rules,  regulations,  government actions, orders or permits, or any knowledge,  after due  inquiry and  investigation,  or any acts which could give rise to any of the above; and

          "Environmental  Conditions" means material  conditions with respect to soil,  surface waters,  ground waters,  stream sediments and similar  conditions on-site and off-site of properties  owned and operated by Seller  related to the presence or Release of Hazardous  Substances,  which  conditions  could  require remedial  action or may result in claims,  demands and  liabilities to Seller by third parties,  including without limitation,  governmental  entities,  adjacent property  owners  and any  individuals  suffering  property  damage or  personal liability.

          (j)  Seller is not a party to any  written or oral  agreements  of any kind whatsoever  relating to the Assets except those Bulk CO2 Cylinder  Accounts and Fill Only Accounts as set forth in EXHIBITS B and D attached hereto and made a part hereof. To the knowledge of Seller, there is no default in performance or event that with notice or lapse of time, or both,  would constitute a default in performance  by Seller,  of a Bulk CO2 Cylinder  Account or a Fill Only Account.
Copies of the written agreements  relating to the Bulk CO2 Cylinder Accounts and
Fill  Only  Accounts  and  standard  invoicing  terms and  conditions  have been delivered to Purchaser.

          (k)  Seller has not dealt  with or  retained  any finder or broker for whose fees or expenses  Purchaser  would be responsible in connection  with this
Agreement or the transactions contemplated hereby.

          (l) No permit, consent,  approval or authorization of, or declaration, filing or  registration  with,  or the giving of notice  to, any public  body or authority or other person,  firm or entity is necessary in  connection  with the execution and delivery by Seller of this Agreement or the consummation of Seller of the transactions contemplated hereby.

          (m) Within the times and in the manner  prescribed by law,  Seller has filed all Federal and State tax returns and reports required to be filed by law, including, without limitation,  estimated returns with respect to Federal, State and local income taxes, sales tax returns, and personal property returns and has paid all taxes,  interest,  penalties,  assessments and deficiencies  which have become due and payable in connection with such returns. Seller is not a party to any  material,  pending  action or  proceeding  and, to the knowledge of Seller,

there is no material action or proceeding threatened by any government authority for the assessment or collection of taxes or other  governmental  charges and no unresolved  claim or lien for  assessment  or  collection  of taxes or have such charges been asserted  against  Seller or the Assets being  conveyed  hereunder.
There are no  outstanding  waivers  or  extensions  of time with  respect to the assessment or audit of any tax or tax return of Seller, or claims now pending or matters under  discussion  with any taxing  authority in respect to any taxes of
Seller.  Seller  has paid all  unpaid  taxes of Seller to any  taxing  authority wherever  located  for any period  ended on or before the Closing  Date.  If any assessment  of Seller is made by any  taxing  authority  in  respect of any tax, including sales taxes, claimed by such authority to be payable by Seller, Seller shall pay such tax or contest the same in good faith.

          (n) Except as disclosed in the Schedule of Exceptions,  Seller has not adopted, established,  maintained or contributed to, nor is Seller a party to or have liability under, nor are any Employees (or their beneficiaries) eligible to
participate   in,  or  derive  a  benefit   from,   any   pension,   retirement,
profit-sharing,  deferred  compensation,  bonus, stock option or other incentive
plan,  or  other   employee   benefit   program,   arrangements,   agreement  or
understanding,  or  medical,  vision,  dental  or  other  health  plan,  or life insurance or disability  plan, or any other employee  benefit plan as defined in
Section 3(3) of the Employee  Retirement Income Security Act of 1974, as amended
("ERISA").  There  shall be  included  within the  meaning  of Seller,  for this purpose and for the purpose of the  representations  in this Section  7(n),  all
"affiliates,"  whether  or not  incorporated,  within  the  meaning  of  Section
407(d)(7)  of  ERISA.  Seller  shall be  solely  liable  for all  contributions, benefits and other  obligations  with respect to all employee  benefit  plans of which the  Seller is or ever has been a party or by which it is or ever has been bound in connection with the Business,  including,  without limitation,  (i) any profit-sharing, deferred compensation, bonus, stock option, phantom stock, stock purchase, pension, consulting, retirement, severance, welfare or incentive plan, agreement or arrangement  (including,  without limitation,  all employee benefit plans  which are  intended  to be  qualified  under  Section  401(a) of Internal
Revenue Code (including any "multiemployer"  plans within the meaning of Section
3(37) of ERISA)),  (ii) any plan, agreement or arrangement providing for "fringe benefits" or perquisites to employees, officers, directors or agents, including, but not limited to, benefits  relating to automobiles,  clubs,  vacation,  child care, parenting, sabbatical, sick leave, medical, dental, hospitalization,  life insurance  and other types of insurance of the  Business,  (iii) any  employment agreement,  or (iv) any other  "employee  benefit  plan"  within the  meaning of
ERISA.

          (o) The  Schedule of  Exceptions  sets forth a summary of all existing insurance policies held by Seller relating to the Business or the Assets. To the best of Seller's  knowledge,  copies of all such policies have been delivered or made  available  to Purchaser  and are in full force and effect.  To the best of
Seller's knowledge, Seller has not received any notice threatening a suspension, revocation,  modification  or  cancellation  of any such policy.  To the best of
Seller's  knowledge,  all  premiums due and payable on such  policies  have been paid.

          (p) To the best of  Seller's  knowledge,  Seller  holds all  licenses, certificates,  authorizations and permits necessary for the use and operation of the Assets and the present  conduct of the Business  except where the failure to hold  such  license,  certificate,  authorization  or  permit  would  not have a material adverse effect on the Business.  There is no agreement,  arrangement or understanding  with any person,  or any judgment,  order,  writ,  injunctions or decree of any court or governmental body of any jurisdiction, that could prevent in any manner the use by  Purchaser of the Assets or the conduct by Purchaser of the Business from and after the Closing Date.

          (q) No labor union or other  collective  bargaining unit represents or has represented any of the Employees and no  organizational  effort by any labor union or other  collective  bargaining  unit currently is underway or threatened with respect to any of the Employees.

          (r) No representation or warranty of Seller in this Agreement, nor any information  or  certificate  delivered  by Seller  pursuant to this  Agreement, contains any untrue  statement  of a material  fact or omits to state a material fact  necessary to make the  statements  herein or therein not  misleading.  All information  required to be  disclosed by Seller  under this  Agreement  and all other  material  information  concerning  the  Business  and the Assets has been disclosed  to  Purchaser.  There is no fact  known to  Seller  which  materially adversely affects, or which Seller believes may materially adversely affect, the
Business  or the Assets  which has not been  disclosed  in this  Agreement,  any
Schedules or Exhibits hereto or any certificates or documents delivered or to be delivered by Seller under this Agreement.

          (s) EXCEPT FOR THE  REPRESENTATIONS  AND  WARRANTIES SET FORTH IN THIS
SECTION  7 (TO  INCLUDE  THE  SCHEDULE  OF  EXCEPTIONS)  SELLER IS  SELLING  AND
PURCHASER IS  PURCHASING  THE ASSETS "AS IS, WHERE IS" AND "WITH ALL FAULTS" AND
SELLER EXPRESSLY DISCLAIMS ALL OTHER  REPRESENTATIONS  AND WARRANTIES  EXPRESSED
AND IMPLIED INCLUDING BUT NOT LIMITED TO ALL WARRANTIES OF  MERCHANTABILITY  AND
FITNESS FOR A PARTICULAR PURPOSE.

     8.  Representations and Warranties of Purchaser To Seller. As an inducement to Seller to enter  into and  perform  its  obligations  under  this  Agreement,
Purchaser hereby represents and warrants to Seller, which  representations shall be deemed made as of the date hereof and as of the Closing Date, that:

          (a)  Purchaser  has been  duly  incorporated  in,  and is now  validly existing and in good  standing  under the laws of the State of Florida with full power to own,  lease and operate its  property  and carry on its business as now presently conducted.

          (b) Purchaser has full corporate power and authority to enter into and perform  this  Agreement  and to execute and deliver  this  Agreement,  and when executed and delivered by Purchaser,  this Agreement will constitute a valid and legally binding agreement and obligation of Purchaser  enforceable in accordance with its terms except as enforceability may be limited by the Bankruptcy Code or other laws generally affecting creditor's rights.

          (c) No permit, consent,  approval or authorization of, or declaration, filing or  registration  with,  or the giving of notice  to, any public  body or authority or any other person,  firm or entity is necessary in  connection  with the execution and delivery by Purchaser of this Agreement,  and the consummation of the transactions contemplated herein.

          (d)  Purchaser has not dealt with or retained any finder or broker for whose fees or expenses  Seller  would be  responsible  in  connection  with this
Agreement or the transactions contemplated herein.

          (e) The execution, delivery and performance of this Agreement has been approved by the Board of  Directors  of Purchaser  and  Purchaser  has taken all necessary corporate action to authorize the same.

          (f) There is no material  claim,  suit,  proceeding  or  investigation pending or to the best of the  knowledge  of  Purchaser,  threatened  against or
affecting   Purchaser  with  respect  to  this  Agreement  or  the  transactions contemplated hereby.

          (g) The execution,  consummation  and performance of this Agreement by
Purchaser and Purchaser's right to conduct its business does not violate, in any material respect, any federal,  state or local statute, law or regulation (other than zoning restrictions) or any contract or agreement to which Purchaser or any
of  Purchaser's   Affiliates  is  a  party  (for  purposes  of  this  Agreement,
"Purchaser's Affiliates" are any entities, directly or indirectly,  controlling, controlled by, or under common control with Purchaser).

     9. ACCESS TO  INFORMATION.  (a)  Purchaser  shall  retain and  preserve all records and books of Seller  delivered  to  Purchaser  for a period of three (3)
years from the date hereof and upon  written  request of Seller,  shall  provide
Seller  with  reasonable  access to such  business  records  and  copies of such documents  when  requested at Seller's  expense;  provided  that  Purchaser  may dispose,  destroy or discard any such  records if it shall have given  Seller at least sixty (60) days prior  written  notice of its intent and Seller shall have not  requested  Purchaser to deliver such  records to a location  designated  by
Seller  within such  period.  Purchaser  acknowledges  that Seller  shall retain unpaid accounts receivable records.

          (b) From  and  after  the date  hereof,  including  subsequent  to the
Closing Date,  Seller shall also provide Purchaser and its accountants with such accounting and financial  information relating to the Assets and the Business as
Purchaser  shall  reasonably  request  in order for  Purchaser  to  prepare  and complete audits by Purchaser's  independent  certified public accountants and to file such other financial information relating to the Assets and the Business as shall be required to be filed by  Purchaser  with the  Securities  and  Exchange
Commission.

     10.  SELLER'S  INDEMNITY OF PURCHASER.  Seller shall defend,  indemnify and
hold  Purchaser   forever   harmless  from  and  against  any  and  all  losses,
liabilities,   damages,   costs,  claims,   judgments  and  expenses  (including
attorney's fees) whatsoever arising out of or resulting from:

          (a) Any breach of warranty or  misrepresentation  by Seller  contained herein, or the  non-performance of any covenant or obligation to be performed by
Seller or from any  misrepresentation,  omission or  inaccuracy in any schedule, exhibit or  certificate  delivered  or to be  delivered  by Seller  hereunder in connection with the execution of this Agreement or at the Closing;

          (b) Any breach by the Principals of any of the terms and provisions of their respective Non-Competes;

          (c) Any liability or matter arising out of the conduct of the Business prior to the Closing  Date,  including  but not limited to income  taxes,  sales taxes and property taxes (other than liabilities accruing after the Closing Date with respect to agreements,  leases or other obligations specifically assumed by
Purchaser);

          (d) Any attempt  (whether or not successful) by any person to cause or require Purchaser to pay or discharge any debt, obligation or liability relating to Seller;

          (e) Any claim which may be asserted  against  Purchaser  or any of the
Assets  being  sold  hereunder,  by  any  of  Seller's  employees,   independent
contractors  or agents with  respect to  liabilities  incurred by or on Seller's behalf prior to their termination by Seller;

                                       10

          (f)  Any  and  all  losses  asserted  against  Purchaser  incurred  in connection with the termination by Seller, of its employees,  whether covered by a collective bargaining agreement or not, including,  without limitation,  labor costs, severance pay, pension benefits,  employee benefits, vacation and holiday benefits, sick pay, multiemployer withdrawal liability, accrued bonuses, any and all employee benefits, and any other costs associated therewith;

          (g) Any claim  which may be  asserted  relating  to the  Assets or the
Business  by any third  party,  but only to the extent  arising on or before the
Closing Date.

     The foregoing  indemnifications  by Seller shall be limited to the Purchase
Price paid to Seller pursuant to this Agreement.

     11.  Purchaser's  Indemnity.  Purchaser  shall  indemnify  and hold  Seller forever harmless from and against any and all losses, liability, damages, costs, claims,  judgments and expenses  (including  attorney's fees) whatsoever arising out of or resulting from:

          (a) Any breach of warranty or misrepresentation by Purchaser contained herein, or the  non-performance of any covenant or obligation to be performed by
Purchaser or from any misrepresentation, omission or inaccuracy in any schedule, exhibit or  certificate  delivered or to be delivered by Purchaser  hereunder in connection with the execution of this Agreement or at the Closing;

          (b)  the   non-performance   or  non-payment  of  any  obligations  or
liabilities incurred or assumed by the Purchaser under this Agreement;

          (c) the  operation  of the  Business,  but only to the extent  arising after the Closing Date.

     12. NON-COMPETE. Seller covenants and agrees that for a period of three (3)
years from and after the Closing  Date,  it will not,  without the prior written consent of Purchaser:  (i) directly,  indirectly or in association  with others, manage,  operate,  join,  control or participate or become  interested in, or be connected with as a partner, shareholder, investor or otherwise in the operation of any business involving the sale of bulk or liquid carbon dioxide to carbonate fountain beverages or the sale, lease or rental of bulk CO2 cylinders within the geographic area of the following States: Arkansas,  Florida, Georgia,  Illinois,
Indiana, Iowa, Kentucky, Michigan, Minnesota, Missouri, Montana, Nebraska, North
Carolina,  North Dakota, Ohio,  Pennsylvania,  Tennessee,  Texas, West Virginia,
Wisconsin,  (ii) interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise,  between the Purchaser and any other person or entity, including, without limitation, any customer, supplier, employee or consultant of the  Purchaser,  or (iii) induce any employee  (including  the Employees) of the
Purchaser to terminate his employment with Purchaser. By reason of the fact that irreparable  harm  would be  sustained  by  Purchaser  if there is any breach by
Seller of this  Section 12, it is agreed  that in  addition to any other  rights which Purchaser may have under this Agreement or at law or in equity,  Purchaser shall be  entitled  to apply to any court of  competent  jurisdiction  for,  and obtain,  injunctive  relief  against  Seller in order to  prevent  any breach or threatened  breach of the  provisions of this Section 12. The provisions of this
Section 12 shall not apply to Seller's  stand-alone  high  pressure CO2 beverage carbonation business.

     13. POST CLOSING SERVICES. [Intentionally Deleted]

     14.  SALE OR TRANSFER  TAXES.  Any  liability  for sales,  transfer  and/or documentary  taxes (but not income or similar type taxes) in connection with the sale and delivery of the Assets and rights acquired by Purchaser hereunder shall be paid by Purchaser.

                                       11

     15. BULK SALES. Seller hereby agrees to defend,  indemnify and forever hold
Purchaser harmless from and against any and all liability (including any claims, suits or demands against  Purchaser),  loss, cost (including  attorney's  fees), expense  or damage of any kind  which  Purchaser  may  suffer as a result of any non-compliance with any provision of any applicable bulk sales law in connection with this transaction.

     16.  BENEFIT.  All the terms of this  Agreement  shall be binding upon, and inure to the benefit of, and be enforceable  by, the  respective  successors and assigns of Seller and Purchaser.

     17. ENTIRE  AGREEMENT  AND  MODIFICATION.  This  Agreement  (including  the
Exhibits and Schedules)  constitutes  the entire  agreement  between the parties hereto with respect to the subject  matter  hereof and no  amendment  thereof or modifications hereof, or additions hereto shall be valid or effective unless the same shall be in writing and signed by each of the parties hereto.

     18. BINDING AGREEMENT; ASSIGNMENT. This Agreement shall be binding upon and inure to the  benefit  of the  parties  named  herein  and to  their  respective successors and permitted assigns.  Neither this Agreement nor any of the rights, interests of  obligations  hereunder may be assigned by either party without the prior written consent of the other party.

     19.  SURVIVAL  OF  WARRANTIES  AND  REPRESENTATIONS.  All  representations, covenants, warranties and indemnities made by the parties hereto as set forth in this Agreement  (including Exhibits and Schedules) shall survive the Closing for a period of three (3) years and shall be deemed material and to have been relied upon by the parties.

     20.   COUNTERPARTS.   This  Agreement  may  be  executed  in  one  or  more
counterparts,  each of  which  shall  be  deemed  an  original  but all of which together shall constitute one and the same instrument.

     21. HEADINGS.  The headings  contained in this Agreement have been inserted
for  convenience   only  and  shall  not  affect  in  any  way  the  meaning  or interpretation of this Agreement.

     22.  NOTICES.  Except during the  continuance  of a known  interruption  of service in the method of delivery used, all notices, requests, demands and other communications  hereunder  shall be deemed  to have been duly  given if the same shall be in  writing  and  shall be  delivered  personally,  sent via  facsimile transmission  or sent by  registered or certified  mail,  postage  prepaid,  and addressed as set forth below:

            If to Purchaser:

            NuCO2 Inc.
            2800 S.E. Market Place
            Stuart, Florida 34997
            Attn:  Chief Financial Officer
            Facsimile:  (772) 221-1690

            Copies to:

            Eric M. Wechsler, Esq.
            NuCO2 Inc.
            2800 S.E. Market Place
            Stuart, Florida 34997
            Facsimile:  (772) 221-1690

            Steve Wolosky, Esq.
            Olshan Grundman Frome Rosenzweig & Wolosky LLP
            Park Avenue Tower
            65 East 55th Street
            New York, New York  10022
            Facsimile:  (212) 451-2222

            If to Seller:

            Pain Enterprises, Inc.
            101 Daniels Way
            Bloomington, Indiana 47404
            Attn:  Chief Executive Officer
            Facsimile:  (812) 353-6564

            Copies to:

            Richard J. Dawson, Esq.
            18308 Sunset Blvd.
            Redington Shores, Florida 33708
            Facsimile:  (727) 392-5327

     Any  party  hereto  may  change  the  address  to which  notices  are to be addressed by giving the other party notice in the manner  herein set forth.  All notices shall be effective upon delivery.

     23.  REMEDIES.  Purchaser and Seller agree that included among the remedies available  to them for a breach  by the  other  of this  Agreement  shall be the remedy of specific performance.

     24.  WAIVER.  Any  failure  of any party  hereto to comply  with any of the obligations  or  agreements  set  forth  in this  Agreement  or to  fulfill  any condition  set forth may be waived only by written  instrument  signed by all of the parties.  No failure by any party to exercise,  and no delay in  exercising, any right  hereunder  shall  operate  as a waiver of such  right,  nor shall any single or partial  exercise of any right  hereunder  by any party  preclude  any other or future  exercise  of that right or any other  right  hereunder  by that party.

     25.  EXPENSES.  All costs and  expenses  incurred in  connection  with this
Agreement or any of the  transactions  contemplated  hereby  including,  but not limited to,  accounting,  consulting  and  attorney's  fees shall be paid by the party incurring such expenses.

     26. GOVERNING LAW/JURISDICTION AND VENUE. This Agreement shall be construed under the laws of the State of  Florida.  Each party to the  extent  that it may lawfully  do so,  hereby  submits  to the  jurisdiction  and venue of the United
States  District  Court  located in and for the Southern  District of Florida as

                                       13

well as to the jurisdiction of all courts from which an appeal may be taken from the aforesaid  courts,  for the purpose of any suit,  action or other proceeding arising out of or with respect to this Agreement,  and expressly  waives any and all objections it may have as to venue in any of such courts.

     27.  ATTORNEY'S  FEES.  The  parties  agree  that in  connection  with  any litigation arising out of this Agreement, the prevailing party shall be entitled to recover all costs incurred  including  reasonable  attorney's fees, and costs and reasonable attorney's fees in any appellate proceeding(s).

     28. PUBLIC  ANNOUNCEMENTS.  Unless required by applicable law or regulatory authority,  neither  Purchaser  nor Seller will issue any report,  statement  or press  release to the general  public,  to the trade,  or to the  general  trade press,  or to any third party  (other than its  advisors  and  representatives), relating to this Agreement and the transactions  contemplated hereby,  except as may be  mutually  agreed by  Purchaser  and  Seller.  Copies of any such  public
announcements  or  disclosures,   including  any  announcements  or  disclosures
mandated by law or  regulatory  authorities,  shall be  delivered  to each party prior to the release  thereof.  The parties agree that  Purchaser  shall issue a press  release in the form attached  hereto as Exhibit P promptly  following the
Closing.

     29.  PROCEDURE  FOR  INDEMNIFICATION.  (a) In the event  that a party  (the
"Indemnified  Party") asserts the existence of a claim for  indemnification  (an
"Indemnifiable  Claim"),  it shall give prompt written notice to the other party
(the  "Indemnifying  Party")  specifying  the  nature  and  amount  of the claim asserted.  In the  event  that  the  Indemnifiable  Claim  does  not  involve  a third-party  claim  then,  if the  Indemnifying  Party,  within  30 days or such greater time as may be necessary for the Indemnifying  Party to investigate such
Indemnifiable  Claim not to exceed 90 days,  after receiving the notice from the
Indemnified  Party,  shall  not give  written  notice to the  Indemnified  Party announcing its intent to contest such assertion of the Indemnified  Party,  such assertion  shall be deemed  accepted  and the amount of claim  shall be deemed a valid  Indemnifiable  Claim.  During the time period set forth in the  preceding sentence,  the Indemnified  Party shall  cooperate  fully with the  Indemnifying
Party in respect of such Indemnifiable  Claim. In the event,  however,  that the
Indemnifying  Party  contests  the  assertion  of a claim by giving such written notice to the Indemnified Party within said period,  then if the parties hereto, acting in good faith,  cannot reach  agreement with respect to such claim within ten days after such notice,  either party may bring legal action to resolve such issue.

          (b)  In  order  for  an  Indemnified  Party  to  be  entitled  to  any indemnification  provided  under this Agreement in respect of, arising out of or involving a claim or demand made by any person, firm,  governmental authority or corporation  against  the  Indemnified  Party  (a  "Third  Party  Claim"),  such
Indemnified  Party must  notify the  Indemnifying  Party in writing of the Third
Party Claim within twenty (20) days after receipt by such  Indemnified  Party of written notice of the Third Party Claim. Thereafter, the Indemnified Party shall deliver  to the  Indemnifying  Party,  promptly  after the  Indemnified  Party's receipt  thereof,  copies of all notices and documents  (including court papers)
received by the Indemnified  Party relating to the Third Party Claim. If a Third
Party Claim is made against an Indemnified Party, the Indemnifying Party will be entitled to participate in the defense thereof and, if it so chooses,  to assume the defense thereof with counsel selected by the Indemnifying  Party. Should the
Indemnifying  Party so elect to assume the defense of a Third Party  Claim,  the
Indemnifying  Party  will not be liable to the  Indemnified  Party for any legal expense  subsequently  incurred by the Indemnified  Party in connection with the defense thereof.  With respect to all Third Party Claims,  the Indemnified Party will  cooperate  in all  reasonable  respects  with  the  Indemnifying  Party in connection  with such claims and the defense  and/or  compromise  thereof.  Such cooperation  shall  include the  retention  and (upon the  Indemnifying  Party's request) the  provision  to the  Indemnifying  Party of records and  information which are  reasonably  relevant  to such Third  Party  Claim,  making  employees

                                       14

available on a mutually  convenient basis to provide additional  information and explanation of any material provided hereunder.  Whether or not the Indemnifying
Party shall have  assumed the defense of a Third Party  Claim,  the  Indemnified
Party shall not, without first waiving the indemnity as to such claim, admit any liability with respect to, or settle,  compromise or discharge, such Third Party
Claim without the  Indemnifying  Party's prior  written  consent,  which consent shall not be unreasonably withheld or delayed.

     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be executed on the day and year first above written.

                                   NUCO2 INC.

                                   By:  /s/ Michael E. DeDomenico
                                      ------------------------------------------
                                      Name:
                                      Title:

                                   PAIN ENTERPRISES, INC.

                                   By: /s/ John F. Pain
                                      ------------------------------------------
                                      Name:
                                      Title:

                                       15